As filed with the SEC on July 31, 2003
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

FORM SB-2
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TIDELANDS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	6021	02-0570232
(State or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

875 Lowcountry Boulevard
Mt. Pleasant, South Carolina 29464
(843) 388-8433

(Address and Telephone Number of Intended Principal Place of Business)

Robert E. Coffee, Jr.
Chief Executive Officer
875 Lowcountry Boulevard
Mt. Pleasant, South Carolina 29464
(843) 388-8433

(Name, Address, and Telephone Number of Agent For Service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Neil E. Grayson, Esq.
J. Brennan Ryan, Esq.
Nelson Mullins Riley & Scarborough, L.L.P.999
Peachtree Street, N.E., Suite 1400
Atlanta, Georgia 30309
(404) 817-6000
(404) 817-6225 (Fax)

        Approximate Date of Commencement of Proposed Sale to the Public:As soon as practicable after this Registration Statement becomes effective.
        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |X| 333-97035
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_| ___________________
        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_| ___________________
        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Offering Aggregate	Registration
Securities to be Registered	Registered	Per Share	Price	Fee
Common Stock, $.01 par value	200,000(1)	$10.00	$2,000,000	$184.00

(1)     Represents only the additional number of shares being registered. Does not include 1,147,500 shares registered pursuant to Registration Statement No. 333-97035 as to which a registration fee was previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART I: INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933 to register 200,000 additional shares of Common Stock, par value $0.01 per share, of Tidelands Bancshares, Inc. (the “Company”), for the offering pursuant to the Registration Statement on Form SB-2 of the Company (File No. 333-97035) filed with the Securities and Exchange Commission on February 28, 2003, which was previously declared effective by the Commission on March 20, 2003. The information contents of the Registration Statement No. 333-97035 are hereby incorporated by reference into this Registration Statement.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules:

All exhibits and financial statement schedules filed with or incorporated by reference into the Registration Statement No. 333-97035 are incorporated by reference into, and shall be deemed part of this registration statement, except the following which are filed herewith:

    5.1.        Opinion Regarding Legality

    23.1.        Consent of Independent Public Accountants

    23.2.        * Consent of Nelson Mullins Riley & Scarborough, L.L.P. (appears in its opinion filed as Exhibit 5.1)

    24.1.        Power of Attorney (filed as part of the signature page to the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Pleasant, State of South Carolina, on July 31, 2003.

TIDELANDS BANCSHARES, INC. By: /s/ Robert E. Coffee, Jr. —————————————— Robert E. Coffee, Jr. President and Chief Executive Officer

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Coffee, Jr. as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the dates indicated.

Signature                           Title                              Date
_________                           _____                              ____

/s/ Mike Burrell                    Director                      July 31, 2003
_________________________
Mike Burrell

/s/ John M. Cagle, III, DMD         Director                      July 31, 2003
_________________________
John M. Cagle, III, DMD

/s/ Alan D. Clemmons                Director                      July 31, 2003
_________________________
Alan D. Clemmons

/s/ Robert E. Coffee, Jr.           Director, President,          July 31, 2003
_________________________           and Chief Executive Officer
Robert E. Coffee, Jr.

/s/ Richard L. Granger              Director                      July 31, 2003
_________________________
Richard L. Granger

/s/ Dwayne Green                    Director                      July 31, 2003
_________________________
Dwayne Green

/s/ Barry I. Kalinsky               Director, Chairman            July 31, 2003
_________________________
Barry I. Kalinsky

/s/ Morris Kalinsky                 Director                      July 31, 2003
_________________________
Morris Kalinsky

/s/ Paul J. Kerwin, DVM             Director                      July 31, 2003
_________________________
Paul J. Kerwin, DVM

/s/ Alan W. Jackson                 Principal Accounting and      July 31, 2003
_________________________           Chief Financial Officer
Alan W. Jackson

/s/ John T. Parker, Jr.             Director                      July 31, 2003
_________________________
John T. Parker, Jr.

/s/ Fred H. Renken                  Director, Vice-Chairman       July 31, 2003
_________________________
Fred H. Renken

/s/ Tanya Robinson                  Director                      July 31, 2003
_________________________
Tanya Robinson

Exhibit Index

      5.1.        Opinion Regarding Legality

    23.1.        Consent of Independent Public Accountants

    23.2.        * Consent of Nelson Mullins Riley & Scarborough, L.L.P. (appears in its opinion filed as Exhibit 5.1)

    24.1.        Power of Attorney (filed as part of the signature page to the Registration Statement)